Ex.99

MHR Fund Management LLC

By:  /s/ Janet Yeung
     -----------------------------

     Name: Janet Yeung

     Title: Authorized Signatory

     Address: 1345 Avenue of the Americas, 42nd Floor
              NEW YORK, NY 10105

MHR Holdings LLC

By:  /s/ Janet Yeung
     -----------------------------

     Name: Janet Yeung

     Title: Authorized Signatory

     Address: 1345 Avenue of the Americas, 42nd Floor
              NEW YORK, NY 10105